UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 27, 2012

ATRINSIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12555	06-1390025
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

469 7th Avenue, 10th Floor, New York, NY 10018

(Address of Principal Executive Offices/Zip Code)

(212) 716-1977

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On May 31, 2011, the Company sold to investors Secured Convertible Promissory Notes (the “Notes”) in the original aggregate principal amount of $5,813,500.   As of the close of business on January 26, 2012, an aggregate principal amount of approximately $4,100,000 remained outstanding on the Notes. The Company intends to use the net cash proceeds of $615,000 received from its January 23, 2012 sale of certain short codes, domain names, trademarks and databases used in the Company’s subscription businesses to Mkono Media Corp. to further reduce its obligations under the Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atrinsic, Inc.

Date: January 27, 2012	By:	/s/ Nathan Fong
Nathan Fong Chief Financial Officer